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                                                                   EXHIBIT 10.85


                                   AMENDMENT
                                   ---------

             RESTRUCTURING, SETTLEMENT AND MUTUAL RELEASE AGREEMENT

     This Amendment is entered into as of August 11, 1998 between Microelectronic Packaging, Inc. ("MPI"), and Texas Instruments Singapore (PTE) Ltd. ("TI") the purpose of which is to amend that certain "Restructuring, Settlement and Mutual Release Agreement" (the "Settlement Agreement") entered into as of April 24, 1998 between MPI and TI.

     Capitalized terms otherwise defined herein, shall have the same meaning ascribed to them in the Settlement Agreement.

                                    RECITALS

     A. MPI and TI entered into the Settlement Agreement as of April 24, 1998 pursuant to which MPI and TI agreed to settle and restructure certain obligations of MPI whereby, among other things, MPI agreed to pay to TI the amount of US$1,077,147 within six (6) calendar months of the Execution Date.

     B. Pursuant to Section 7.h of the Settlement Agreement, the parties now desire to amend the Settlement Agreement to extend the period of time within which MPI is obligated to pay to TI the amounts required under the Settlement Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 2 below shall amend, replace and supersede section 2 of the Settlement Agreement:

          2.  Settlement.   In order to settle the defaults, amounts owed,
              -----------
          debts, liabilities and other obligations pursuant to, in connection with, or arising out of the Agreement, the Guarantee, the Loan and Security Agreement and each of their respective related agreements, letters, documents and instruments (collectively, the "Loan Documents"), MPI agrees that by no later than May 1, 1999, MPI will pay to TI the amount of US $1,077,147, by wire transfer in accordance with the wire transfer instructions provided by TI.
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     Upon acceptance of the parties, this Amendment, as of the day and year specified on page one hereof, shall become a part of the Settlement Agreement and all provisions of the Settlement Agreement not specifically inconsistent herewith shall remain in full force and effect. Nothing in the Settlement Agreement or this Agreement shall be construed to require MPI to make any payment obligations to TI required under the Settlement Agreement on a date prior to May 1, 1999.


MICROELECTRONIC PACKAGING, INC.


By:   /s/ Denis J. Trafecanty
   ---------------------------
      Chief Financial Officer



TEXAS INSTRUMENTS SINGAPORE (PTE) LTD.


By:   /s/ Dr. John Culbreth
   ---------------------------
      Finance Director